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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SENIOR HOUSING PROPERTIES TRUST
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SENIOR HOUSING PROPERTIES TRUST

400 Centre Street
Newton, Massachusetts 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2003

To the shareholders of Senior Housing Properties Trust:

        Notice is hereby given that the annual meeting of shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust, will be held at 9:00 a.m. on Tuesday, May 6, 2003, at 400 Centre Street, Newton, Massachusetts, for the following purposes:

  1.
  To elect two trustees in Group I of our board of trustees.

  2.
  To consider and act upon such other matters as may properly come before the meeting.

        The board of trustees has fixed the close of business on March 19, 2003, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting.

                      By Order of the Board of Trustees,

                      DAVID J. HEGARTY, Secretary

April 7, 2003

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

SENIOR HOUSING PROPERTIES TRUST

400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, May 6, 2003

INTRODUCTION

        A notice of the annual meeting of shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust, is on the preceding page, and a form of proxy solicited by our board of trustees is enclosed. We are paying the cost of this solicitation. In addition to solicitation by mail, our trustees and officers may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 7, 2003, together with a copy of our annual report to shareholders for the year ended December 31, 2002 (including our audited financial statements).

        The annual meeting record date is March 19, 2003. Only shareholders of record as of the close of business on March 19, 2003, are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. We had 58,436,900 common shares of beneficial interest, $.01 par value per share, outstanding on the record date and entitled to vote at the meeting. The holders of our outstanding common shares are entitled to one vote per common share.

        Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum to take action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the common shares will be voted FOR the election of our board's nominees. To be elected, each nominee for our board must receive the affirmative vote of a majority of the votes cast at the meeting. Common shares represented by valid proxies marked "Withhold" as to one or both nominees will not be counted as voting in favor of the applicable nominee or nominees for trustee. A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her common shares in person.

        If you do not give a proxy to vote your common shares, your brokerage firm may either leave your common shares unvoted or may vote your common shares on routine matters including the proposal before the meeting. If your brokerage firm signs and returns a proxy card on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy card will be voted FOR the election of our board's nominees.

Item 1. Election of the two trustees in Group I of our board of trustees.

        The number of our trustees is currently fixed at five, and our board of trustees is currently divided into three groups, with two trustees in Group I, two trustees in Group II and one trustee in Group III. Trustees in each group are elected for three year terms.

        Our business is conducted under the general direction of our board of trustees as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on December 16, 1998.

        Three of our trustees, Frank J. Bailey, John L. Harrington and Arthur G. Koumantzelis, are our independent trustees within the meaning of our bylaws; that is, trustees who are not involved in our day to day activities or employed by Reit Management & Research LLC, or RMR, our investment manager.

        Our independent trustees comprise the audit committee of our board of trustees. Our audit committee evaluates and makes recommendations to our board of trustees about the selection of our independent auditors, reviews our audited financial statements and discusses the adequacy of our internal accounting controls with our management and our auditors. Our audit committee operates under a written charter adopted by our board of trustees. We do not have a standing compensation committee or a nominating committee.

        During 2002, our board of trustees held four meetings and our audit committee held five meetings. During 2002, each trustee attended 75% or more of the total number of meetings of our board of trustees and any committee of which he was a member.

        Each independent trustee receives an annual fee of $20,000 for services as a trustee, plus a fee of $500 for each meeting attended. Only one $500 fee is paid if a board meeting and a board committee meeting are held on the same date. The chairperson of our audit committee receives an additional $5,000 annually; this position rotates periodically among our independent trustees. Mr. Bailey received $5,000 in 2003 for his involvement as our trustee representative in negotiations with Five Star Quality Care, Inc., or Five Star, our former wholly owned subsidiary, during 2002. Each independent trustee automatically receives an annual grant of 500 common shares as part of his annual compensation. We reimburse all trustees for travel expenses incurred in connection with their duties as trustees.

        The present trustees in Group I are Frank J. Bailey and Barry M. Portnoy. The terms of the Group I trustees elected at the meeting will expire at our 2006 annual meeting of shareholders. The board of trustees has nominated Messrs. Bailey and Portnoy for reelection as the Group I trustees. The persons named in the enclosed proxy intend to exercise properly executed and delivered proxies for the election of Messrs. Bailey and Portnoy, except to the extent that proxy cards indicate that the vote should be withheld for one or both nominees. HRPT Properties Trust, or HRPT, our former parent, and Gerard M. Martin and Mr. Portnoy, who have voting control over 12,931,646 common shares (22.1% of our common shares outstanding and entitled to vote at the meeting), intend to vote FOR the election of Messrs. Bailey and Portnoy as Group I trustees.

The board of trustees recommends a vote FOR the election of Frank J. Bailey and Barry M. Portnoy as the Group I trustees.

NOMINEES FOR TERMS EXPIRING IN 2006

        The following is the recent principal occupations and ages as of March 19, 2003, of Messrs. Bailey and Portnoy:

FRANK J. BAILEY, Age: 47

        Mr. Bailey has been one of our trustees since January 2002. Mr. Bailey has been a partner in the Boston law firm of Sherin and Lodgen LLP for over five years.

(2)

BARRY M. PORTNOY, Age: 57

        Mr. Portnoy has been one of our managing trustees since 1999. Mr. Portnoy is also a managing trustee of HRPT and of Hospitality Properties Trust, or HPT, and has been since 1986 and 1995, respectively. Mr. Portnoy is also a managing director of Five Star, and has been since 2001. Mr. Portnoy is chairman and 50% beneficial owner of RMR.

        In addition to Messrs. Bailey and Portnoy, the following persons currently serve on our board of trustees or as our executive officers. The following information is as of March 19, 2003:

CONTINUING TRUSTEES

ARTHUR G. KOUMANTZELIS, Age: 72

        Mr. Koumantzelis has been one of our trustees since 1999. Mr. Koumantzelis has been the President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, since June 1998. Mr. Koumantzelis is also a trustee of a number of privately held trusts and has other business interests. Mr. Koumantzelis has been a director of Five Star since 2001 and has been a trustee of HPT since 1995. Mr. Koumantzelis is a certified public accountant. Mr. Koumantzelis is a Group III trustee and will serve until our 2005 annual meeting of shareholders.

JOHN L. HARRINGTON, Age: 66

        Mr. Harrington has been one of our trustees since 1999. Mr. Harrington has been Executive Director and trustee of the Yawkey Foundation and a trustee of the JRY Trust for over five years. During that period until February 27, 2002, Mr. Harrington was also the Chief Executive Officer of the Boston Red Sox Baseball Club. In addition, since March 2002, Mr. Harrington has been Chairman of the Board of Directors of the Yawkey Foundation. Mr. Harrington has been a director of Five Star since 2001 and has been a trustee of HPT since 1995. Mr. Harrington is a certified public accountant. Mr. Harrington is a Group II trustee and will serve until our 2004 annual meeting of shareholders.

GERARD M. MARTIN, Age: 68

        Mr. Martin has been one of our managing trustees since 1999. Mr. Martin is also a managing trustee of HRPT and HPT and has been since 1986 and 1995, respectively. Mr. Martin is also a managing director of Five Star and has been since 2001. Mr. Martin is a director and 50% beneficial owner of RMR. Mr. Martin is a Group II trustee and will serve until our 2004 annual meeting of shareholders.

EXECUTIVE OFFICERS

DAVID J. HEGARTY, Age: 46

        Mr. Hegarty has been our President, Chief Operating Officer and Secretary since 1999. From August 2000 to September 2001 he was also our acting Treasurer and Chief Financial Officer and the acting Treasurer of Five Star. Mr. Hegarty has been a director, President and Secretary of RMR for over five years. Prior to October 1999, Mr. Hegarty was the President and Chief Operating Officer of HRPT. Mr. Hegarty is a certified public accountant.

(3)

JOHN R. HOADLEY, Age: 31

        Mr. Hoadley has been our Treasurer and Chief Financial Officer since October 2001. From October 2000 to September 2001, he had been our Controller and Controller of Five Star. Mr. Hoadley was Controller of HPT from October 1999 to September 2001. Mr. Hoadley is a Vice President of and, since March 1998, has served in various capacities for RMR and its affiliated companies. Mr. Hoadley is a certified public accountant.

        There are no family relationships among any of our trustees or executive officers. Our executive officers serve at the discretion of our board of trustees.

OTHER INFORMATION

Compensation of Executive Officers

        We do not have any employees. Services which otherwise would be provided by employees are provided by RMR. Payments by us to RMR for services during 2002 are described in "Certain Relationships and Related Party Transactions."

        Except with respect to incentive share awards, we have not paid and have no current plans to pay compensation to our executive officers. RMR conducts our day to day operations and compensated Messrs. Martin, Portnoy, Hegarty and Hoadley in connection with their services rendered to RMR and to us. None of our executive officers have employment agreements with RMR or with us. The following table provides long term compensation information for incentive share awards made for the past three years to our executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Restricted Share Awards(1)
David J. Hegarty	2002	$45,840
President and Chief Operating Officer	2001	$39,060
	2000	$25,875
John R. Hoadley	2002	$30,560
Treasurer and Chief Financial Officer	2001	$13,020
	2000	$4,313

(1)
All incentive share awards provide that one third of each award vests on the grant date and one third vests on or about each of the next two anniversaries following the grant. In the event an executive officer granted an incentive share award ceases to perform duties for us and ceases to be an officer or an employee of RMR during the vesting period, the common shares which have not yet vested may be repurchased by us for nominal consideration. Vested and unvested shares awarded under our incentive share award plan are entitled to distributions. The dollar amounts shown in the table represent the vested and unvested total number of our common shares awarded during the year shown multiplied by the closing price for our common shares on the NYSE on the date of grant.

(4)

  At December 31, 2002, Messrs. Hegarty and Hoadley owned 9,000 and 3,500 common shares, respectively, which were granted under our incentive share award plan since 1999 and include both vested and unvested common shares. Based on a closing price of $10.61 per share for our common shares on December 31, 2002, these common shares had a value of $95,490 and $37,135, respectively.

Compensation Committee Interlocks and Insider Participation

        We do not have a standing compensation committee; rather a committee comprised of our independent trustees (Messrs. Bailey, Harrington and Koumantzelis) makes recommendations for grants of common shares under our incentive share award plan and these recommendations are acted upon by our board of trustees. Relationships between us and certain of our trustees are described under "Certain Relationships and Related Party Transactions."

Performance Graph—Comparison of Cumulative Total Return

        The graph below shows the cumulative total shareholder returns on our common shares, assuming a $100 investment on October 12, 1999, the date our common shares began to trade publicly, as compared with (a) the National Association of Real Estate Investment Trusts Inc.'s (NAREIT) index of all tax qualified real estate investment trusts listed on the NYSE, the American Stock Exchange and the Nasdaq National Market System, and (b) the Standard & Poor's 500 Index. The graph assumes reinvestment of all cash distributions on the distribution record dates. In addition, the Five Star shares that we distributed to our shareholders of record on December 17, 2001, are assumed sold on December 17, 2001, and the proceeds immediately reinvested in our common shares. Five Star was our wholly owned subsidiary before we distributed a majority of its common shares to our shareholders on December 31, 2001.

(5)

Executive Compensation Report

        We developed and implemented our incentive share award plan in recognition of the following circumstances. First, our common shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for management. Second, because our executive officers are employees of RMR and not of ours, and receive their salary compensation from RMR, the trustees wished to establish an arrangement which would, among other things, (a) foster a continuing identity of interest between management and our shareholders, and (b) recognize that our executive officers perform certain duties on our behalf, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the advisory contract between us and RMR. In granting incentive share awards, our trustees consider factors such as the amount and terms of our incentive shares previously granted to our executive officers and the amount of time spent and complexity of the duties performed by executive officers on our behalf. The trustees imposed, and may impose, vesting and other conditions on the granted common shares which may encourage recipients of share awards to remain with us and RMR.

        In 2002, Mr. Hegarty, our President and Chief Operating Officer, received a grant of 3,000 common shares under our incentive share award plan, 1,000 of which vested immediately upon grant and 1,000 of which will vest in each of 2003 and 2004. In 2002, Mr. Hoadley, our Treasurer and Chief Financial Officer, received a grant of 2,000 common shares, 667 of which vested immediately upon grant, 667 of which will vest in 2003, and 666 of which will vest in 2004. In addition to shares granted to our executive officers listed above, 8,200 of our shares were granted to other employees of RMR in 2002. The determination of the number of common shares granted to these individuals was based on the number of common shares previously granted to them, the fair market value of the common shares granted, and the trustees' opinion as to the value of the services to us performed by each individual.

        Payments by us to RMR are described in "Certain Relationships and Related Party Transactions."

                      BOARD OF TRUSTEES
                      Frank J. Bailey
                      John L. Harrington
                      Arthur G. Koumantzelis
                      Gerard M. Martin
                      Barry M. Portnoy

Audit Committee Report

        Our audit committee is comprised of three trustees. None of these trustees are officers of ours. All members of our audit committee are independent as defined by currently applicable NYSE rules. Our board of trustees has adopted a written charter for our audit committee.

(6)

        In the course of its oversight of our financial reporting process, our audit committee has: (i) reviewed and discussed with management our audited financial statements for the year ended December 31, 2002; (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees; (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (iv) discussed with the auditors their independence; and (v) considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence and has concluded that it is compatible at this time.

        Based on the foregoing review and discussions, our audit committee recommended to our board of trustees that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

                      AUDIT COMMITTEE
                      Frank J. Bailey, Chairman
                      Arthur G. Koumantzelis
                      John L. Harrington

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common shares by each person or entity known to us to be the beneficial owner of more than 5% of our common shares, and by each of our trustees and executive officers, individually and as a group, as of March 19, 2003. Unless otherwise indicated, each owner named below has sole voting and investment power for all common shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership(1)
Name and Address(2)	Number of Shares	Percent
Beneficial Owners of More than 5% of our Common Shares
HRPT Properties Trust(3)	12,809,238	21.9%
Trustees and Executive Officers
Frank J. Bailey(4)	1,000	*
John L. Harrington(4)	2,000	*
David J. Hegarty(5)	11,670	*
John R. Hoadley(5)	3,500	*
Arthur G. Koumantzelis(4)	2,328	*
Gerard M. Martin(6)	12,870,442	22.0%
Barry M. Portnoy(6)	12,870,442	22.0%
All trustees and executive officers as a group (seven persons)(4)(5)(6)	12,952,144	22.2%

*
Less than 1% of our common shares.

(7)

(1)
Our declaration of trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our equity shares.

(2)
The address of HRPT is 400 Centre Street, Newton, Massachusetts 02458 and the address of each of our trustees and executive officers is c/o Senior Housing Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(3)
Under applicable regulatory definitions, RMR, as investment manager of HRPT, may be deemed to own beneficially HRPT's 12,809,238 common shares. RMR, however, disclaims beneficial ownership of HRPT's common shares.

(4)
Includes the annual grant of 500 common shares as part of the annual compensation to each independent trustee.

(5)
Includes the following common shares granted under our incentive share award plan which have not vested: Mr. Hegarty—3,000 shares; and Mr. Hoadley—1,666 shares. Also includes with respect to Mr. Hegarty, 230 common shares owned jointly by Mr. Hegarty and his wife.

(6)
Mr. Martin is the sole stockholder of a corporation which owns 61,204 common shares. Mr. Portnoy is the sole stockholder of a separate corporation which owns 61,204 common shares. HRPT, of which Messrs. Martin and Portnoy are managing trustees, owns 12,809,238 common shares. Messrs. Martin and Portnoy may be deemed to have beneficial ownership of the common shares owned by HRPT; however, Messrs. Martin and Portnoy disclaim beneficial ownership of HRPT's common shares.

Certain Relationships and Related Party Transactions

        In 1999, HRPT distributed a majority of our shares to its shareholders of record on October 8, 1999. In order to effect this spin off and to govern relations after the spin off, we entered into a transaction agreement with HRPT, pursuant to which it was agreed that so long as (i) HRPT remains a more than 10% shareholder of us; (ii) we and HRPT engage the same investment manager; or (iii) we and HRPT have one or more common managing trustees; then we will not invest in office buildings, including medical office buildings and clinical laboratory buildings, without the prior consent of HRPT's independent trustees and HRPT will not invest in properties involving senior housing without the prior consent of our independent trustees. If an investment involves both office and senior housing components, the character of the investment will be determined by building area, excluding common areas, unless our board and HRPT's board otherwise agree at the time. These provisions do not apply to any investments HRPT held at the time of the spin off. Also as part of the transaction agreement, we agreed to subject our ability to waive ownership restrictions contained in our charter to the consent of HRPT's trustees so long as HRPT owns more than 9.8% of our outstanding voting or equity interest.

        On December 31, 2001, we distributed substantially all of our shares of Five Star to our shareholders of record on December 17, 2001. In order to effect this spin off and to govern relations after the spin off, we entered into agreements with Five Star, pursuant to which it was agreed that:

  •
  so long as Five Star is our tenant, Five Star will neither permit any person or group to acquire more than 9.8% of any class of Five Star's voting stock or permit the occurrence of other change in control events, as defined, nor will Five Star take any action that, in the reasonable judgment of us or HRPT, might jeopardize the tax status of us or HRPT as a REIT;

(8)

  •
  we have the option, upon the acquisition by a person or group of more than 9.8% of Five Star's voting stock and upon other change in control events of Five Star, as defined, to cancel all of Five Star's rights under its leases with us;

  •
  so long as Five Star maintains its shared service agreement with RMR or is a tenant under a lease with us, Five Star will not acquire or finance any real estate without first giving us, HRPT, HPT or any other publicly owned real estate investment trust or other entity managed by RMR the opportunity to acquire or finance real estate investments of the type in which we, HRPT, HPT or any other publicly owned real estate investment trust or other entity managed by RMR, respectively, invest; and

  •
  upon our acquisition in 2002 of 31 senior living communities, Five Star would acquire operating assets and liabilities related to these 31 communities and begin to lease these 31 communities from us for minimum annual rent of $63 million.

        All of the persons serving as directors of Five Star were trustees of Senior Housing at the time Five Star was spun off from us. Four of our current trustees, Messrs. Harrington, Koumantzelis, Martin and Portnoy, are current directors of Five Star.

        As of December 31, 2002, we lease 94 senior living communities to Five Star for total annual minimum rent of $76.2 million.

        During 2002 Five Star acquired seven senior living communities from a third party for $27 million. Prior to their acquisition we waived our right to acquire these communities, subject to a continuing right to acquire or finance these properties in the event Five Star determines to sell or finance them. To assist Five Star's financing of this transaction, Five Star sold a senior living community to us which Five Star purchased in April 2002 for $12.7 million, its approximate carrying value. Simultaneous with Five Star's acquisition of these seven senior living communities, we acquired eight other senior living communities from the same third party seller. Five Star acquired operating assets and liabilities related to these eight communities. Also, Five Star leased these eight communities and the community we purchased from Five Star for minimum annual rent of $6.3 million. The terms of this transaction were negotiated on our behalf by our independent trustee who is not on the board of Five Star.

        During 2002 we and Five Star became jointly involved in litigation with Marriott International, Inc., and Marriott Senior Living Services, Inc., the operator of 31 of the senior living communities which we leased to Five Star beginning in 2002. We and Five Star expect to share the costs of this litigation.

        In March 2003, we terminated a lease for a nursing home facility in St. Joseph, Missouri and evicted the tenant, which was not current in its rent obligations to us. Five Star has agreed to manage this nursing home until it is re-leased or sold. Five Star will be paid a management fee of 5% of the gross revenues from this nursing home.

        We have an agreement with RMR to provide investment, management and administrative services to us. RMR is compensated at an annual rate equal to a percentage of our average real estate investments, as defined. The percentage applied to our investments at the time we were spun off from HRPT is 0.5%. The annual compensation percentage for the first $250 million of investments made since our spin off from HRPT is 0.7% and thereafter is 0.5%. RMR may also earn an incentive fee based upon increases in funds from operations per share, as defined. Any incentive fee payable to

(9)

RMR is paid in common shares. Aggregate fees paid to RMR for services during 2002 were $6.6 million; no incentive fee was earned in 2002. RMR is owned by Messrs. Martin and Portnoy who are our managing trustees. Messrs. Martin and Portnoy each have material interests in the transactions between us and RMR described above. All transactions between us and RMR are approved by our independent trustees.

        Until March 31, 1997, Mr. Portnoy was a partner of Sullivan & Worcester LLP, our counsel, and counsel to HPT, HRPT, RMR, Five Star and affiliates of each of the foregoing, and he received payments from that firm during 2002 in respect of his retirement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2002, all filing requirements applicable to our executive officers, trustees and greater than 10% shareholders were timely met.

(10)

AUDITORS

        We are not required to submit the selection of our auditors to a shareholder vote. Our board of trustees appointed Ernst & Young LLP as our independent auditors for 2002, based on the unanimous recommendation of our audit committee. A representative of Ernst & Young LLP is expected to be present at our annual meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

        The fees for services provided by Ernst & Young LLP to us in 2002 were as follows:

Audit Fees	$93,000
Financial Information Systems Design and Implementation Fees	—
All other fees:
Audit related (1)	$68,000
All other	$97,487

(1)
Includes fees for services typically provided by the auditor including assistance with SEC filings and accounting consultations.

SHAREHOLDER NOMINATIONS AND PROPOSALS

        To be eligible for consideration at our 2004 annual meeting, shareholder nominations of a person (or persons) to be elected as a trustee (or trustees) must be received at our principal executive office no earlier than December 9, 2003, and no later than January 8, 2004. Shareholder nominations must also be made in compliance with the other requirements for shareholder nominations set forth in our bylaws. Shareholder nominations which meet the requirements of our bylaws will not be included in our proxy for the 2004 annual meeting unless those nominations are also supported by our board of trustees, but they may be considered at the annual meeting whether or not they are supported by our board of trustees.

        Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for our 2004 annual meeting, proposals of shareholders other than nominations must be received at our principal executive office no later than December 9, 2003, and must otherwise satisfy the conditions established by the Securities and Exchange Commission for such inclusion. Proposals of shareholders other than nominations intended for presentation at the 2004 annual meeting but not intended to be included in our proxy statement for that meeting must be received at our principal executive office no earlier than December 9, 2003, and no later than January 8, 2004, and must meet all other requirements set forth in our bylaws.

        Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and proposals, may be obtained by writing to our Secretary, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458.

(11)

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may participate in the practice of "householding" proxy statements and annual reports. This means that, unless shareholders give contrary instructions only one copy of our proxy statement or annual report may have be sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Investor Services, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458, telephone (617) 796-8350. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before our annual meeting. However, if other matters properly come before our annual meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

                      By Order of the Board of Trustees
                      DAVID J. HEGARTY,                       Secretary

Newton, Massachusetts

April 7, 2003

(12)

SENIOR HOUSING PROPERTIES TRUST

400 Centre Street, Newton, Massachusetts 02458

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints DAVID J. HEGARTY, GERARD M. MARTIN and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the Company to be held at the Company's offices at 400 Centre Street, Newton, Massachusetts on Tuesday, May 6, 2003, at 9:00 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR TRUSTEE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

☒    PLEASE MARK
VOTES AS IN
THIS EXAMPLE

SENIOR HOUSING PROPERTIES TRUST

1.	Election of Trustees in Group I:	2.	In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other business as may properly come before the meeting.
Nominees: (01) Frank J. Bailey (02) Barry M. Portnoy
FOR BOTH NOMINEES	☐	☐	WITHHOLD AS TO BOTH
FOR BOTH EXCEPT	☐
If you do not wish your shares voted "FOR" a particular nominee, write the name of that nominee on the line provided above. Your shares will be voted for the remaining nominee.
Mark box at right if an address change or ☐ comment has been noted on the reverse side of this card.
Please be sure to sign and date this Proxy.
Shareholder or authorized agent sign here: ______________________	Date:__________	Co-owner or authorized agent sign here: ______________________	Date:__________

QuickLinks

SENIOR HOUSING PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 2003
SENIOR HOUSING PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
PROXY STATEMENT
INTRODUCTION
NOMINEES FOR TERMS EXPIRING IN 2006
CONTINUING TRUSTEES
EXECUTIVE OFFICERS
OTHER INFORMATION
SUMMARY COMPENSATION TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
SHAREHOLDER NOMINATIONS AND PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
SENIOR HOUSING PROPERTIES TRUST 400 Centre Street, Newton, Massachusetts 02458